Exhibit 99.1

Crexendo Reports First Quarter 2015 Financial Results

PHOENIX, AZ—(Marketwired – May 5, 2015)

Crexendo, Inc. (OTCQX: CXDO), a hosted services company that provides hosted telecommunications services, hosted website services, website development software and broadband internet services for businesses and entrepreneurs, today reported financial results for its first quarter ended March 31, 2015.

Financial highlights for the 2015 first quarter

Consolidated revenue for the first quarter of 2015 decreased 11% to $1.9 million compared to $2.1 million for the first quarter of 2014.

Crexendo’s Hosted Telecommunications Services Segment revenue for the first quarter of 2015 increased 39% to $1.3 million compared to $955,000 for the first quarter of 2014.

Crexendo’s Web Services Segment revenue for the first quarter of 2015 decreased 53% to $528,000, compared to $1.1 million for the first quarter of 2014.  Revenue from our Web Services Segment declined as anticipated due to our strategic decision to limit our provision of web services to our enterprise sized customers and  the reduction in our outstanding extended payment term arrangements (EPTAs), which are recognized as revenue upon collection.

Consolidated operating expenses for the first quarter of 2015 decreased 14% to $3.2 million compared to $3.7 million for the first quarter of 2014.

On a GAAP basis, the Company reported a $(1.2) million net loss for the first quarter of 2015, or a $(0.09) loss per diluted common share, compared to a net loss of $(1.6) million or a $(0.15) loss per diluted common share for the fourth quarter of 2014.

Non-GAAP net loss was $(676,000) for the first quarter of 2015, or a $(0.05) loss per diluted common share, compared to a non-GAAP net loss of $(1.4) million or a $(0.13) loss per diluted common share for the first quarter of 2014.

EBITDA for the first quarter of 2015 was $(1.3) million compared to $(1.4) million for the first quarter of 2014.  Adjusted EBITDA for the first quarter of 2015 was $(860,000) compared to $(1.3) million for the first quarter of 2014.

Total cash and cash equivalents, including restricted cash, as of March 31, 2015 was $2.2 million compared to $4.3 million as of March 31, 2014.

Cash used for operations for the first quarter of 2015 was $(756,000) compared to $(1.3) million for the first quarter of 2014.  Cash used for investing activities for the first quarter of 2015 was $(4,000) compared to cash provided by investing activities of $2.0 million for the first quarter of 2014. Cash used for financing activities was $(61,000) for the first quarter of 2015 compared to cash provided by financing activities of $23,000 for the first quarter of 2014.

Steven G. Mihaylo, Chief Executive Officer commented, “Our results this quarter are in line with my expectations. We have grown our backlog over Q4 of last year and I believe that is the best way to gauge our future growth. Web revenues have not fully leveled off as they continue to decrease as expected, which is the primary reason there was not actual revenue growth this quarter from fourth quarter of 2014. Our telecom segment revenues were down slightly quarter over quarter but that was due to larger equipment sales in the fourth quarter of 2014. The increase in our backlog shows that our telecom services sales are growing. We continue to manage our expenses effectively; and we do this while upgrading our service offerings and providing world class customer service.”

Mihaylo continued, “We continue to be pleased with results from our partner channel. We are adding partners on a regular basis and I have full expectation that sales from our dealer partner channel will continue to grow. We have, as we discussed previously, added inside sales personnel and we expect to see a continual increase related to our sales force. We are very pleased that most our customers whose contracts have expired have renewed with us; sticky customers are important to our growth. I also believe the fact that customers continue to use the Crexendo services prove our product and services are the top in the industry and make good business sense to our customers. We are still finishing development and roll out of our new Crexendo end points; we have received rave reviews on our design and functionality. When we begin selling these new phones, we believe that this will be a big value add to our customers and will increase our margins. We are also starting to look at accretive customer acquisitions and strategic acquisitions. I am convinced that we will continue to grow our business and that we will continue toward cash flow break even and profitability shortly after that.”

Conference Call

The Company is hosting a conference call today, May 5, 2015 at 5:30 PM EST. The telephone dial-in number is 888-587-0615 for domestic participants and 719-785-1765 for international participants. The conference ID to join the call is 3573168.  Please dial in five to ten minutes prior to the beginning of the call at 5:30 PM EST.

About Crexendo

Crexendo is a hosted services company that provides hosted telecommunications services, hosted website services, website development software and broadband internet services for businesses and entrepreneurs. Our services are designed to make enterprise-class hosting services available to small, medium and enterprise sized businesses at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) results being in line with expectations; (ii) growth in backlog over Q4 of last year being the best way to gage future growth; (iii) web revenues not fully leveling off (iv) telecom segment revenues being down slightly due to larger equipment sales in the prior quarter; (iv)increase in our backlog shows that its telecom service sales are growing; (v)  continuing  to manage  expenses effectively while upgrading service offerings and providing world class customer service; (vi) being pleased with results from its partner channel; (vii) adding partners on a regular basis and that sales from our dealer partner channel will continue to grow; (viii)  seeing  a continual increase in sales related to its internal sales force; (ix) being  pleased that most customers whose contracts have expired have renewed;  (x) sticky customers being important to our growth; (xi) believing its  product and services are the tops in the industry and make good business sense to our customers; (xii)  finishing development and roll out of our new Crexendo end points; (xiii) having  received rave reviews on design and functionality of the end points; (xiv) selling the new phones, being a big value add to its customers and increasing its margins;  (xiv)  starting to look at accretive customer acquisitions and strategic acquisitions and (xv) being convinced we will continue to grow our business and continue toward cash flow break even and profitability shortly after that.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2014 as well as Form 10Qs for 2015.  These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except par value and share data)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$2,085	$2,906
Restricted cash	131	133
Trade receivables, net of allowance for doubtful accounts of $43
as of March 31, 2015 and $49 as of December 31, 2014	460	543
Inventories	49	72
Equipment financing receivables	164	171
Prepaid expenses and other	1,062	1,032
Total current assets	3,951	4,857

Certificate of deposit	251	251
Long-term trade receivables, net of allowance for doubtful accounts
of $17 as of March 31, 2015 and $19 as of December 31, 2014	59	64
Long-term equipment financing receivables	423	455
Property and equipment, net	53	68
Deferred income tax assets, net	381	381
Intangible assets, net	610	676
Goodwill	272	272
Long-term prepaid rent	295	376
Other long-term assets	179	114
Total Assets	$6,474	$7,514

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$172	$47
Accrued expenses	1,072	1,331
Income tax payable	12	7
Contingent consideration	110	211
Deferred income tax liability	381	381
Deferred revenue, current portion	704	726
Total current liabilities	2,451	2,703

Deferred revenue, net of current portion	59	64
Other long-term liabilities	179	203
Total liabilities	2,689	2,970

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 12,700,624 shares outstanding as of March 31, 2015 and 12,681,617 shares outstanding
as of December 31, 2014	13	13
Additional paid-in capital	55,824	55,413
Accumulated deficit	(52,052)	(50,882)
Total stockholders' equity	3,785	4,544

Total Liabilities and Stockholders' Equity	$6,474	$7,514

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share and share data)

	Three Months Ended March 31,
	2015	2014
Revenue	$1,852	$2,072
Operating expenses:
Cost of revenue	861	930
Selling and marketing	603	653
General and administrative	1,560	1,750
Research and development	203	414
Total operating expenses	3,227	3,747

Loss from operations	(1,375)	(1,675)

Other income (expense):
Interest income	6	48
Interest expense	(10)	-
Other income, net	219	29
Total other income, net	215	77

Loss before income tax	(1,160)	(1,598)

Income tax benefit/(provision)	(10)	(34)

Net loss	$(1,170)	$(1,632)

Net loss per common share:
Basic	$(0.09)	$(0.15)
Diluted	$(0.09)	$(0.15)

Weighted-average common shares outstanding:
Basic	12,698,934	10,912,334
Diluted	12,698,934	10,912,334

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,170)	$(1,632)
Adjustments to reconcile net loss to net
cash used in operating activities:
Amortization of prepaid rent	81	27
Depreciation and amortization	87	226
Expense for stock options issued to employees	371	164
Gain on disposal of property and equipment	-	(1)
Amortization of deferred gain	(24)	(8)
Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	88	359
Equipment financing receivables	39	(48)
Inventories	23	71
Prepaid expenses and other	(30)	(45)
Other long-term assets	(65)	26
Accounts payable, accrued expenses and other	(134)	(84)
Income tax payable	5	-
Deferred revenue	(27)	(333)
Net cash used in operating activities	(756)	(1,278)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(6)	-
Proceeds from sale of property and equipment	-	2,002
(Acquisition)/redemption of certificate of deposit	-	(1)
Change in restricted cash	2	3
Net cash (used in)/provided by investing activities	(4)	2,004

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of options	-	43
Payments of contingent consideration	(61)	(20)
Net cash (used in)/provided by financing activities	(61)	23

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(821)	749

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	2,906	3,076

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$2,085	$3,825

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$(6)	$(11)
Supplemental disclosure of non-cash investing and financing information:
Prepayment of rent with common stock	$-	$966
Issuance of common stock from contingent consideration related to business acquisition	$40	$-

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	Quarter Ended March 31, 2015	Quarter Ended March 31, 2015
Revenue:
Hosted Telecommunications Services	$1,324	$955
Web Services	528	1,117
Consolidated revenue	$1,852	$2,072

Operating loss:
Hosted Telecommunications Services	$(1,350)	$(1,508)
Web Services	(25)	(167)
Total operating loss	$(1,375)	$(1,675)
Other Income, net:
Hosted Telecommunications Services	21	20
Web Services	194	57
Total other income, net	$215	$77
Income/(loss) before income tax provision
Hosted Telecommunications Services	(1,329)	(1,488)
Web Services	169	(110)
Total loss before income tax provision	$(1,160)	$(1,598)

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance.  These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis.  We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, rent expense paid with common stock, and amortization of intangibles.  We define EBITDA as U.S. GAAP net income (loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization.  We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries.  We define Adjusted EBITDA as EBITDA adjusted for share-based compensation, and rent expense paid with stock.  We use Adjusted EBITDA as a supplemental measure to review and assess operating performance.  We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our March 3, 2015 earnings press release, as furnished on Form 8-K, we included Non-GAAP net loss, EBITDA and Adjusted EBITDA.  The terms Non-GAAP net loss, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net loss, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net loss or other consolidated income statement data prepared in accordance with U.S. GAAP.  Some of these limitations include, but are not limited to:

●	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

●	they do not reflect changes in, or cash requirements for, our working capital needs;

●	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

●	they do not reflect income taxes or the cash requirements for any tax payments;

●
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

●
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

●	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Loss
(Unaudited)

	Three Months Ended March 31,
	2015	2014
	(In thousands)
U.S. GAAP net loss	$(1,170)	$(1,632)
Share-based compensation	371	164
Amortization of rent expense paid in stock, net of deferred gain	57	19
Amortization of intangible assets	66	49
Non-GAAP net loss	$(676)	$(1,400)

Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
	2015	2014
	(In thousands)
U.S. GAAP net loss	$(1,170)	$(1,632)
Depreciation and amortization	87	226
Interest expense	10	-
Interest and other (income) expense	(225)	(77)
Income tax provision/(benefit)	10	34
EBITDA	$(1,288)	$(1,449)
Share-based compensation	371	164
Amortization of rent expense paid in stock, net of deferred gain	57	19.00
Adjusted EBITDA	$(860)	$(1,266)